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                                                                    EXHIBIT (12)

                           HONEYWELL AND SUBSIDIARIES
            COMBINED WITH PROPORTIONAL SHARES OF 50% OWNED COMPANIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                       (DOLLARS IN MILLIONS)

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
                                                        (Unaudited)
                                                            Six
                                                          Months
                                                           Ended
                                                          July 3,
                                                           1994
                                                          -------

INCOME BEFORE INCOME TAXES                                $162.20
DEDUCT:
 EQUITY INCOME                                               0.80
                                                          -------

                                                           161.40
  SUBTOTAL
ADD (DEDUCT):
 DIVIDENDS FROM LESS THAN 50%
  OWNED COMPANIES                                            1.11
PROPORTIONAL SHARE OF
 LOSS BEFORE INCOME TAXES OF
 50% OWNED COMPANIES                                        (3.04)
                                                          -------

ADJUSTED INCOME                                            159.47
                                                          -------


FIXED CHARGES
  INTEREST ON INDEBTEDNESS                                  34.36
  AMORTIZATION OF DEBT EXPENSE                               1.24
  INTEREST PORTION OF RENT EXPENSE                          23.83
                                                          -------

 TOTAL FIXED CHARGES                                        59.43
                                                          -------

 TOTAL AVAILABLE INCOME                                   $218.90
                                                          -------
                                                          -------

 RATIO OF EARNINGS TO FIXED CHARGES                          3.68
                                                          -------
                                                          -------

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